Exhibit 99.1

News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Julie MacMedan, VP, Investor Relations Tailored Brands, Inc.
For Immediate Release

TAILORED BRANDS, INC. UPDATES OUTLOOK

IN ADVANCE OF ICR CONFERENCE

— Company updates Q4 2018 and FY 2018 adjusted diluted EPS(1) outlook on lower-than-expected Jos. A. Bank comparable sales —

FREMONT, CA — January 14, 2019 — In advance of its participation in the 21st Annual ICR Conference, Tailored Brands, Inc. (NYSE: TLRD) today announced comparable sales results for the combined November and December selling period, and updated its outlook for fourth quarter comparable sales and adjusted EPS, and fiscal 2018 adjusted EPS.

Retail segment comparable sales for November and December (the nine-week period ended January 5, 2019) decreased 1.4%. This reflects a 3.6% decrease at Men’s Wearhouse, a 0.1% increase at Jos. A. Bank, a 2.1% increase at K&G and a 3.5% increase at Moores.

For the fourth quarter, the Company now expects comparable sales at Jos. A. Bank to be flat vs. previous guidance of up low-single-digits.  The Company continues to expect comparable sales at Men’s Wearhouse to be down low-single-digits, Moores to be up low-single-digits and K&G to be flat-to-up slightly.

“Comparable sales at Jos. A. Bank were strong in November and early December but weakened during the third and fourth weeks of December, reflecting a deceleration in traffic.  As a result, we now expect fourth quarter comparable sales at Jos. A. Bank to be flat instead of up low-single-digits,” said Tailored Brands Executive Chairman Dinesh Lathi. “Based on our revised Jos. A. Bank comparable sales expectations, we are lowering our fourth quarter and full year EPS outlook.  We believe we can successfully navigate these short-term challenges to our business and we have continued confidence in our strategic initiatives to drive growth over the long term.”

The Company now expects to report fourth quarter adjusted diluted loss per share in the range of $0.29 to $0.34, compared to prior guidance of adjusted diluted loss per share in the range of $0.24 to $0.29.

The Company now expects to report full year fiscal 2018 adjusted earnings per diluted share in the range of $2.25 to $2.30, compared to prior guidance of adjusted earnings per diluted share in the range of $2.30 to $2.35.

ICR Conference

The Company will present at the 21st Annual ICR Conference being held at the JW Marriott Orlando Grande Lakes in Orlando, Florida on Tuesday, January 15, 2019 at 9:30 a.m. Eastern Time (ET). Dinesh Lathi, executive chairman, and Jack Calandra, executive vice president and chief financial officer, will host a fireside chat presentation. The conference presentation will be webcast live and available for replay for 90 days at ir.tailoredbrands.com.

(1)         See Use of Non-GAAP Financial Measures for additional information.

About Tailored Brands, Inc.

As the leading specialty retailer of men’s tailored clothing and largest men’s formalwear provider in the U.S. and Canada, Tailored Brands helps men love the way they look for work and special occasions.  We serve our customers through an expansive omni-channel network that includes over 1,400 stores in the U.S. and Canada as well as our branded e-commerce websites.  Our brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G.  We also operate an international corporate apparel and workwear group consisting of Dimensions, Alexandra and Yaffy in the United Kingdom and Twin Hill in the United States.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com,  www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.dimensions.co.uk, www.alexandra.co.uk and www.twinhill.com.

This press release contains forward-looking information, including the Company’s statements regarding its Q4 2018 and FY 2018 outlook for adjusted earnings per share. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors.  Factors that might cause or contribute to such differences include, but are not limited to:  actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key personnel; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes in demand for clothing or rental product; market trends in the retail business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; foreign currency fluctuations; government export and import policies, including the enactment of duties or tariffs; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches and legal proceedings; and the impact of climate change.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made.  We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.  However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

Use of Non-GAAP Financial Measures

We have provided adjusted information related to our outlook on fourth quarter 2018 and fiscal year 2018 EPS.  This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s financial performance by removing the impacts of large, unusual or unique transactions that we believe are not indicative of our core business results.

Management uses these adjusted results to assess the Company’s performance, to make decisions about how to allocate resources and to develop expectations for future performance.  In addition, adjusted EPS is used as a performance measure in the Company’s executive compensation program to determine the number of performance units that are ultimately earned for certain equity awards.

The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, financial information prepared in accordance with GAAP.  Management strongly encourages investors and shareholders to review the Company’s financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

A reconciliation of fourth quarter and full year fiscal 2018 adjusted EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable effort.  The inability to provide this reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized.  These GAAP measures may include the impact of items such as costs related to optimizing our capital structure and the tax effect of such items. Historically, the Company has excluded these types of items from non-GAAP financial measures.  The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise. The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

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